================================================================================

                                  EXHIBIT 99(b)

                                  FORM OF PROXY

================================================================================

PROXY                WESTERN BANCSHARES OF ALBUQUERQUE, INC.              PROXY

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                             ________________, 1999

         The undersigned hereby appoints William T. Fietz proxy, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Western Bancshares of Albuquerque, Inc., to be held on _________, _________, 1999, at ___________ A.M. local time at the offices of Western Bancshares located at 505 Marquette N.W., Albuquerque, New Mexico, and at all adjournments thereof as follows:

         (1) Approval and adoption of the Agreement and Plan of Merger, dated as of July 23, 1999, as amended, by and among Compass Bancshares, Inc., Compass Western Acquisitions, Inc. and Western Bancshares of Albuquerque, Inc.

                  [  ]   For         [  ]  Against             [  ]   Abstain

         (2) In their discretion, upon any other business which may properly come before said meeting.

                  [  ]   Authority Withheld

         This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated _______ __, 1999 is hereby acknowledged.

         THIS PROXY IS SOLICITED BY THE WESTERN BANCSHARES BOARD OF DIRECTORS.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                              Dated                                  , 1999
                                   ----------------------------------

                              ---------------------------------------
                              Signature


                              ---------------------------------------
                              Signature, if held jointly, or office
                              or title held

                       WESTERN BANCSHARES OF ALBUQUERQUE
                              505 MARQUETTE, N.W.
                         ALBUQUERQUE, NEW MEXICO 87102

                               November 12, 1999

Dear ESOP Participant:

         As an employee of Western Bank ("Bank"), I am sure you have heard by now of a proposed merger (the "Merger") between the Bank's holding company, Western Bancshares of Albuquerque, Inc. ("Western") and Compass Western Acquisitions, Inc. ("Compass Bank"). Compass Bank is a wholly-owned subsidiary of Compass Bancshares, Inc. ("Compass").

         Before the Merger can be accomplished, it must be approved by the shareholders of Western. As a Participant in the Western Bank Employee Stock Ownership Plan (the "ESOP"), you are entitled to direct the Trustees of the Plan as to the manner in which the shares of Western Common Stock ("Company Stock") allocated to your ESOP Company Stock Account are to be voted with respect to the Merger. You may only direct the Trustee to vote all the Company Stock allocated to your ESOP Company Stock Account on each issue as a block. The Trustees are then required to vote the shares of Company Stock which are allocated to your Company Stock Account in proportion to the results of the votes cast on the issue by all of the Participants or Beneficiaries, the effect of which is to vote your allocated ESOP Company Stock as you directed. A copy of the Proxy Statement/Prospectus setting forth the salient facts concerning the Merger has been enclosed for your perusal.

         The Board of Directors of Western believes that the affiliation of Western with Compass through the Merger will enable the Bank to serve its customers and communities better and to compete more effectively with other financial institutions. For the Merger to become effective, among other conditions, the holders of at least a majority of the outstanding shares of Western's common stock must vote in favor of the Merger. THE BOARD OF DIRECTORS OF WESTERN RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER.

         The enclosed Statement will direct the Trustees as to how to vote the shares allocated to your ESOP Company Stock Account. YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED STATEMENT AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE. If you need assistance in completing your Statement, please call Richard M. Davidson at (505) 888-9119.

IF THE ENCLOSED STATEMENT IS NOT TIMELY RECEIVED IN ORDER TO INSTRUCT THE TRUSTEES HOW TO VOTE YOUR SHARE, THE TRUSTEES WILL EXERCISE YOUR VOTE IN FAVOR OF THE MERGER.

                                                  Sincerely,


                                                  Western Bank,
                                                  Plan Administrator

                          STATEMENT IN CONNECTION WITH
                                  WESTERN BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN


         The undersigned hereby directs William T. Fietz, David E. Wintermute and Richard M. Davidson, Trustees of the Western Bank Employee Stock Ownership Plan (the "ESOP"), with or without the other, with full power of substitution, to vote all shares of Company Stock that the undersigned is allocated within the Company Stock Account of the ESOP ("Stock") as follows:

         Approval, ratification, confirmation and adoption of the Agreement and Plan of Merger, dated as of July 23, 1999, as amended, by and between Compass Bancshares, Inc., Compass Western Acquisitions, Inc. and Western Bancshares of Albuquerque, Inc.

                           _______ For ______Against

         The Stock will be voted as you specify above. If no specification is made, the Stock will be voted FOR the proposal above.

         THIS STATEMENT IS SOLICITED BY WESTERN BANK IN ITS CAPACITY AS PLAN ADMINISTRATOR FOR THE ESOP.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS STATEMENT USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below.


                                           ------------------------------------
                                                  (Printed Name)


                                           ------------------------------------
                                                  (Signature)